CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-192593 on Form S-8 of our report dated June 27, 2014 appearing in this Annual Report on Form 11-K of Schlage Lock Company LLC Employee Savings Plan for the period of December 1, 2013 through December 31, 2013.

/s/ CliftonLarsonAllen LLP
Indianapolis, Indiana
June 27, 2014